Exhibit 23.1

Chisholm
Bierwolf &
Nilson, LLC
Certified Public Accountants
                                                   533 West 2600 South, Suite 25
                                                           Bountiful, Utah 84010
                                                           Phone: (801) 292-8756
                                                             Fax: (801) 292-8809
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                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use of our report dated January 13, 2006, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2) of ValueRich, Inc. for the fiscal year ended December 31, 2005 and 2004.




/s/ Chisholm, Bierwolf & Nilson, LLC
Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
June 30, 2006





              A Member of the AICPA and Registered with the PCAOB
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